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                                                              Exhibit 10.49

                                 EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of August 25, 1997 (the "Effective Date") is by and between MONTEREY PASTA COMPANY, a Delaware corporation ("Employer") and STEPHEN L. BRINKMAN ("Employee").

                                     AGREEMENT

     1. EMPLOYMENT. Employer hereby employs Employee and Employee accepts employment with Employer beginning on the Effective Date. The employment created by this Agreement is "at will," with no promise of permanent employment.

     2.  DUTIES OF EMPLOYEE.

         A. DUTIES. Employee shall act as the Chief Financial Officer of Employer and/or in such other official capacities as may from time to time be designated by Employer. Employee shall perform such services as are reasonably related to said office(s), subject to policies set by Employer.

         B. DEVOTION OF TIME TO EMPLOYER'S BUSINESS. Employee agrees to devote sufficient time and attention to the business of Employer to carry out his assigned duties.

     3.  EMPLOYEE COMPENSATION.

         A. ANNUAL SALARY. Employer agrees to initially pay Employee an annual salary of One Hundred and Ten Thousand Dollars ($110,000), payable bi-weekly. The annual salary will be subject to periodic review.

         B. BONUSES. Employer may from time to time authorize bonuses payable to Employee, up to a maximum of twenty percent (20%) of his then annual base salary per year, based upon performance criteria to be agreed upon between Employee and Employer.

         C. EMPLOYMENT TAXES. All compensation and bonuses paid by Employer to Employee shall be subject to withholding taxes and other employment taxes as required by law.

     4.  EMPLOYEE BENEFITS.

         A. BENEFIT PLANS. Employer agrees to include Employee in benefit plans, including a 401K plan, as shall from time to time be approved and adopted by Employer, and for which Employee is eligible.

         B. MEDICAL AND DENTAL INSURANCE PLAN. Employer shall include Employee in all medical and dental insurance plans as shall be offered by Employer to its employees generally, when enrollment is first available.

         C. LIFE INSURANCE. Employer agrees to provide Employee with life insurance, as shall from time to time be approved and adopted by Employer.

         D. REIMBURSED BUSINESS EXPENSES. Employee shall be reimbursed for reasonable business expenses in accordance with the general policy of Employer.

         E. VACATION AND SICK LEAVE. Employee shall be entitled to an annual noncumulative vacation and sick leave without loss of compensation in accordance with the policies established by the Employer. Employer's current policy is two (2) weeks vacation after one (1) year of employment.

     5. STOCK PURCHASE OPTIONS. Employee shall be entitled to options to purchase sixty thousand (60,000) shares of the common stock of Employer (the "Shares"), at the market price as of the Effective Date of this Agreement, in accordance with the following schedule and terms. Attached hereto as Exhibit A is the Employee Stock Option Plan which is incorporated herein by reference.

         A. An option to purchase Ten Thousand (10,000) of the Shares shall vest in Employee upon the Effective Date.

         B. An option to purchase Ten Thousand (10,000) of the Shares shall vest in Employee on the date which is one (1) year following the Effective Date, provided this Agreement has not been terminated before such date.

         C. An option to purchase an additional Ten Thousand (10,000) of the Shares shall vest in Employee on the date which is one (1) year following the Effective Date, to the extent that the performance criteria agreed to between Employee and the Employer have been met, and provided this Agreement has not been terminated before such date.

         D. An option to purchase Ten Thousand (10,000) of the shares shall vest in Employee on the date which is two (2) years following the effective date, provided this Agreement has not been terminated before stock date.

         E. An option to purchase up to Ten Thousand (10,000) of the Shares shall vest in Employee on the date which is two (2) years following the Effective Date, to the extent that the performance criteria agreed to between Employee and the Chief Executive Officer of Employer have been met, and provided this Agreement has not been terminated before such date.

         F. An option to purchase Five Thousand (5,000) of the Shares shall vest in Employee on the date which is three (3) years following the Effective Date, provided this Agreement has not been terminated before such date.

         G. An option to purchase an additional Five Thousand (5,000) of the Shares shall vest in Employee on the date which is three (3) years following the Effective Date, to the extent that the


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performance criteria agreed to between Employee and the Employer have been met, and provided this Agreement has not been terminated before such date.

         H. Once an option to purchase has vested in Employee, provided that this Agreement has not yet been terminated, Employee shall have 10 years to exercise such option, by giving written notice of the exercise to Employer, and paying the consideration (in cash) for such shares to Employer within thirty (30) of the date of such notice. Notwithstanding the foregoing sentence, if Employee has himself elected to terminate this Agreement, Employee shall have six (6) months from the date of his election to so terminate this Agreement to give notice to Employer of his exercise of any vested and unexpired option(s) to purchase. In any event, the parties agree that these provisions shall not conflict with the provisions of the Monterey Pasta Employee Stock Option Plan.

         I. Notwithstanding the vesting periods provided in paragraphs A through F above, and provided that this Agreement has not been terminated, upon the sale of Employer (whether a sale of substantially all of its assets or a sale of a majority interest in its stock), all Employee's options to purchase the Shares which have not vested at such time shall then vest.

     6.  TERMINATION; SEVERANCE.

         A. TERMINATION WITHOUT CAUSE. This Agreement may be terminated by either party upon thirty (30) days written notice by the terminating party to the other party.

         B. TERMINATION WITH CAUSE. This Agreement may be immediately terminated by Employer by written notice to Employee upon the happening of any of the following events: (i) In the event Employee shall fail, or refuse to comply with the reasonable policies, standards and directives of Employer from time to time established; (ii) in the event Employee shall fail, or refuse, to perform Employee's obligations pursuant to this Agreement; (iii) upon the death of Employee; or (iv) at Employer's option, if Employee shall suffer a permanent disability. For the purposes of this Agreement, "permanent disability" shall be defined as Employee's inability, from physical or mental illness or other cause, to perform the majority of Employee's usual required duties for a period of three (3) months or more. Employer's option shall be exercised in writing, delivered to Employee, and shall be effective on delivery.

         C. COMPENSATION UPON TERMINATION. Except as provided in paragraph D below, upon expiration or termination of this Agreement as provided herein, Employee shall be entitled to receive only the compensation accrued but unpaid as of the date Employee actually stopped working and shall not be entitled to additional compensation or stock options except as expressly provided in this Agreement.

         D. SEVERANCE UPON TERMINATION WITHOUT CAUSE. Notwithstanding paragraph C above, in the event that this Agreement is terminated by Employer or Employer's successor without cause as provided under paragraph A above, Employee shall continue to receive his salary (payable on the same terms as paragraph 3 A above) up to a maximum of one (1) year following the termination date as severance pay. Such severance pay shall cease upon Employee's obtaining full-time employment as an executive with another employer; provided, however, Employee shall receive such severance pay for the first six (6) months following such termination regardless of whether or not Employee obtains other employment during that six (6) month period. For example, if Employee obtains a full-time position in five (5) months, he would still receive six (6) months severance.

     7.  GENERAL PROVISIONS.

         A. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the Employer and Employee relating to the subject matter hereof and neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         B. ASSIGNMENT. Neither this Agreement nor any of the rights hereunder shall be assignable by Employee or by Employer.

         C. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:                          EMPLOYEE:

MONTEREY PASTA COMPANY


/s/ R. Lance Hewitt                    /s/ Stephen L. Brinkman
---------------------------            ------------------------------
By: R. Lance Hewitt                    STEPHEN L. BRINKMAN
Its: President and CEO



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